UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019

SenesTech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37941	20-2079805
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3140 N. Caden Court, Suite 1

Flagstaff, AZ 86004

(Address of principal executive offices) (Zip Code)

(928) 779-4143

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SNES	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial Condition.

On November 12, 2019, SenesTech, Inc. (the “Company”) announced its financial results for the third quarter ended September 30, 2019. A copy of the Company’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On November 12, 2019, the Company received a letter from the listing qualifications staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) providing notification that the bid price for the Company’s common stock had closed below $1.00 per share for the previous 30 consecutive business days and the Company’s common stock no longer meets the minimum bid price requirement for continued listing under Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has an initial period of 180 calendar days, or until May 11, 2020, to regain compliance. To regain compliance, the closing bid price of the Company’s common stock must be $1.00 per share or more for a minimum of 10 consecutive business days at any time before May 11, 2020.

If the Company does not regain compliance with Rule 5550(a)(2) by May 11, 2020, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would need to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq would notify the Company that its securities would be subject to delisting. In the event of such notification, the Company may appeal the Staff’s determination to delist its securities, but there can be no assurance the Staff would grant the Company’s request for continued listing.

The Nasdaq notification has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market. The Company intends to actively monitor the bid price of its common stock and its minimum market value of listed securities and will consider options available to it to achieve compliance with the Nasdaq listing rules, including effecting a reverse stock split, if necessary. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with the other listing standards for the Nasdaq Capital Market.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Press Release dated November 12, 2019 (furnished herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2019

SENESTECH, INC.

By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Chief Financial Officer

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